                                                                    Exhibit 99.1

        TICC ANNOUNCES $12.5 MILLION TRANSACTION WITH WHITTMANHART, INC.

Greenwich, CT - 03/23/2005 - Technology Investment Capital Corp. (Nasdaq: TICC)
announced today that it has completed a $5.0 million investment in senior secured notes with warrants and a $500,000 investment in convertible preferred stock issued by WHITTMANHART, Inc., a consulting company providing integrated solutions in digital communications, process improvement, and enabling technologies to Fortune 1000 and premier middle-market companies. TICC has also committed to purchase an additional $7.0 million of senior notes as WHITTMANHART achieves certain milestones.

TICC's investment was made in conjunction with a $12.5 million equity investment led by new investors Key Venture Partners and Ticonderoga Capital, with participation from existing investors Topspin Partners and Wheatley Partners.

UBS Investment Bank acted as sole placement agent to WHITTMANHART in connection with the transaction.

ABOUT WHITTMANHART, INC.

WHITTMANHART is a privately held consulting company providing integrated solutions in digital communications, process improvement, and enabling technologies to Fortune 1000 and premier middle-market companies through its offices in Chicago, Cincinnati, Cleveland, Indianapolis and Milwaukee. More
information on WHITTMANHART can be found at www.whittmanhart.com.

ABOUT TECHNOLOGY INVESTMENT CAPITAL CORP.

We are a publicly traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt and equity of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at
(203) 661-9572 or visit our website at www.ticc.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words
"believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange
Commission. We undertake no obligation to update such statements to reflect subsequent events.